UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 20, 2005

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street,
George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 20, 2005, upon recommendation of the Compensation Committee, the Registrant’s board of directors approved changes to the cash compensation offered to independent board members, effective immediately.

Current board membership annual retainers and the Audit Committee chair annual retainer will be maintained at their current levels. Members of the committees will be compensated with an annual retainer, in lieu of per meeting payments. Such committee membership retainers will be paid in addition to the annual board retainer each board member receives. Board members serving as either a chair of the Compensation Committee or the Nominating and Corporate Governance Committee will receive an annual cash retainer of $15,000. Board members serving as members of the Audit Committee will each receive an annual cash retainer of $25,000. Board members serving as members of either the Compensation Committee or the Nominating and Corporate Governance Committee will each receive an annual cash retainer of $10,000.

The revised Seagate Technology Approved Fiscal Year 2006 Independent Board Member Compensation, attached as Exhibit 10.29, replaces in its entirety the Seagate Technology Approved Fiscal Year 2006 Independent Board Member Compensation, dated April 28, 2005, which is attached as Exhibit 10.28 to the Registrant’s quarterly report on Form 10-Q filed with the SEC on April 29, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	Mr. Frank J. Biondi, Jr. was named to the Registrant’s board of directors, effective December 20, 2005, thereby increasing the number of directors from 11 to 12 members. Mr. Biondi will replace Mr. Thompson as a member of the Audit Committee effective December 20, 2005. Mr. Thompson will remain a member of the Compensation Committee. The Registrant’s board of directors determined that Mr. Biondi is independent under Section 303A.02 of the NYSE Listed Company Manual.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.29	Seagate Technology Approved Fiscal Year 2006 Independent Board Member Compensation

99.1	Press Release, dated December 22, 2005, of Seagate Technology

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: December 22, 2005	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary